Exhibit 10.10

AGREEMENT AND SETTLEMENT

March 22, 2005

AGREEMENT AND SETTLEMENT (“Agreement”) made as of this date and incorporating the terms of an oral agreement established on or about August 9, 2004, between Datameg Corp., a New York corporation (the “Company”), and Kanti Purohit (“Consultant”).

WHEREAS, Consultant possesses knowledge and skills that can be beneficial to Company; and

WHEREAS, the President of the Company (the “President”) recognizes that the Consultant’s contribution to the growth and success of the Company can be substantial

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Employment Period. The Company entered into an oral agreement with Consultant on or about August 9, 2004 to employ Consultant on the terms and conditions set forth herein, for the period commencing on August 9, 2004 and ending on March 3, 2005.

2. Position and Duties. Consultant performed the functions and duties as was reasonably prescribed from time to time by the President. The Consultant devoted his time and efforts to the business and affairs of the Company and the promotion of its interests and performed all duties and services on behalf of the Company necessary to carry out such functions.

3. Compensation. Consultant and Company agreed on a salary at the weekly equivalent of $150,000.00 per annum.

4. Settlement Terms. In full satisfaction of all employment-related claims, including but not limited to salary, stock issuances and other benefits, Consultant and Company agree to the following:

(a)           One-time payment to Consultant of $l0,000.00, bank or cashier’s check, on or before March 22, 2005.

(b)           Stock issuance to Consultant of 350,000 shares, common of Company stock (DTMG; OTC BB), on or before April 8, 2005. As of this date, this issuance will bring Consultant’s holdings to l,350,000 shares, common, of Company stock. Company and Consultant agree that these shares will be registered with the Company’s next SB-2 filing with the Securities Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year written above.

Datameg Corp.

/s/ Kanti Purohit	By:	/s/ Andrew Benson
Kanti Purohit, Consultant	Andrew Benson, President